EXHIBIT 10.55

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 6, 2008 (this “Amendment”), is entered into among THE PHOENIX COMPANIES, INC., a Delaware corporation (“Parent”), PHOENIX LIFE INSURANCE COMPANY, a New York stock insurance company (“PLIC” and collectively with the Parent, the “Borrowers” and each a “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.

RECITALS

A.

The Borrowers, the Lenders and Wachovia are parties to that certain First Amended and Restated Credit Agreement, dated as of April 2, 2008 (as further amended, restated and modified from time to time, the “Credit Agreement”), providing for a revolving credit facility in the aggregate principal amount of $150,000,000.  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.

The Borrowers have requested certain amendments to the Credit Agreement and the Administrative Agent and the Lenders have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1

Amendments to Section 1.1 (Defined Terms).

(a)

The following defined terms are hereby inserted in appropriate alphabetical order:

“Adjusted Parent Expenses” means, with respect to the Parent for any Reference Period on a non-consolidated basis, the aggregate of (i) total interest expense for such period (including, without limitation, (x) all such interest expense accrued or capitalized during such period, whether or not actually paid during such period, (y) all net amounts payable under or in respect of interest rate hedging agreements, to the extent paid or accrued during such period, and (z) all recurring unused commitment fees and other ongoing fees in respect of Indebtedness paid, accrued or capitalized during such period, but excluding an aggregate amount up to $2,600,000 of interest expense incurred in connection with the Parent’s equity units in the first fiscal quarter of 2008), plus (ii) all operating expenses paid or accrued during such period (but excluding, in an aggregate amount not to exceed $32,000,000, non-recurring costs associated with the PXP Spin-Off and 2008 proxy costs), plus, (iii) without duplication, all restricted payments (as described in Section 7.5) declared during such period (but excluding dividends declared prior to November 1, 2008), plus (vi) an amount equal to 25% of the Loans outstanding as of any applicable date of determination.

“Available Parent Cash Flow” means, with respect to the Parent for any Reference Period on a non-consolidated basis, the aggregate of (i) the maximum amount automatically permitted by the Insurance Department of the State of New York under applicable Requirements of Law to be paid as dividends by PLIC in reference to the most recent current Annual Statement of PLIC (whether or not part or all of such dividends have actually been paid), plus (ii) all investment income earned by Parent during such period.

“Consolidated Tangible Net Worth” means, at any time, the Consolidated Net Worth of the Parent and its Subsidiaries, minus the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP (including, without limitation, good will).

“Statutory Surplus” means, with respect to PLIC, the amount computed in the manner from time to time prescribed by the Insurance Department of the State of New York as statutory surplus for inclusion in the Annual Statement of PLIC to such department (currently appearing on Line 37 of the “Liabilities, Surplus and Other Funds” section of the form of Annual Statement).

(b)

The definition of “Applicable Percentage” is hereby deleted in its entirety and replaced with the following:

“Applicable Percentage” means, at any time from and after November 6, 2008, the applicable percentage (i) to be added to the LIBOR Rate for purposes of determining the Adjusted LIBOR Rate and (ii) to be used in calculating the facility fee payable pursuant to Section 2.9(a), in each case as determined under the following matrix with reference to the Parent’s non-credit-enhanced, senior unsecured long-term debt rating (the “Debt Rating”) by Moody’s or Standard & Poor’s (in each case based upon the higher of the two ratings):

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Level	Parent Standard & Poor’s Rating	Parent Moody’s Rating	Facility Fee	Applicable Percentage

I	≥ BBB	≥ Baa2	0.500%	2.000%
II	≥ BBB-	≥ Baa3	0.625%	2.375%
III	< BBB-	< Baa3	0.750%	2.750%

For purposes of the foregoing, (i) if at any time the difference between the Debt Rating by Moody’s and Standard & Poor’s is more than one rating grade, the rating one level above the lower rating will apply, (ii) if either Moody’s or Standard & Poor’s shall not have in effect a Debt Rating, then the Applicable Percentage shall be based upon the remaining rating, and (iii) each change in the Applicable Percentage shall be effective as of the date the applicable rating agency first publicly announces any change in its Debt Rating; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Debt Rating is not available from either Moody’s or Standard & Poor’s, at all times from and including the date on which such Debt Rating is not available to the date on which either Moody’s or Standard & Poor’s shall make publicly available such Debt Rating, each Applicable Percentage shall be determined in accordance with Level III of the above matrix.

(c)

The defined term “PXP” is hereby deleted in its entirety and replaced with the following:

“PXP” means Virtus Investment Partners, Inc., a Delaware corporation previously named Phoenix Investment Partners, Ltd.

(d)

The defined term “PXP Spin-Off” is hereby deleted in its entirety and replaced with the following:

“PXP Spin-Off” means the spin-off by the Parent to its shareholders of PXP in a transaction substantially as described in the Form 10 registration statement filed by the Parent with the Securities and Exchange Commission on June 30, 2008, which transaction is expected to occur in the fourth calendar quarter of 2008.

1.2

Amendment to Section 2.5 (Termination and Reduction of Commitments).  Section 2.5 of the Credit Agreement is hereby amended by inserting a new subsection (d) at the end thereof as follows:

(d)

Upon the earlier of  (i) consummation of the PXP Spin-Off and (ii) December 31, 2008, the Commitments (to the extent outstanding at such time in an aggregate amount greater than $100,000,000) shall be automatically and permanently reduced to an aggregate outstanding amount of $100,000,000.

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1.3

Amendment to Section 3.2 (Conditions of Borrowing).  Section 3.2(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)

No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made on such date.  In connection with demonstrating compliance with the foregoing requirement, the Borrower shall deliver with each Notice of Borrowing its calculations (made in a manner consistent with the covenant compliance worksheet of the Compliance Certificate) demonstrating pro forma compliance with the financial covenants in Section 6.1 (Consolidated Indebtedness to Total Capitalization) and Section 6.6 (Parent Cash Flow Coverage) as of the last day of the most recent calendar quarter for which a Compliance Statement has been delivered and adjusted to reflect (i) any changes in Consolidated Indebtedness (including the Loans outstanding after giving effect to the requested Borrowing) since such quarter-end and, (ii) with respect to Adjusted Parent Expenses for purposes of Section 6.6, all restricted payments declared or paid within the 12-month period prior to and including the date of the Borrowing (but excluding dividends declared prior to November 1, 2008).

1.4

Amendment to Section 6.2 (Minimum Consolidated Net Worth).  Section 6.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.2

Minimum Tangible Net Worth.  Consolidated Tangible Net Worth shall be at all times an amount not less than $1,000,000,000, plus (a) 50% of Consolidated Net Income for each fiscal quarter (beginning with the fiscal quarter ending December 31, 2008) for which Consolidated Net Income (measured at the end of each such fiscal quarter) is a positive amount plus (b) 100% of the aggregate increases in shareholders’ equity of the Parent by reason of the issuance or sale of Capital Stock of the Parent or any Subsidiary of the Parent.

1.5

Amendment to Section 6.3 (Minimum Risk-Based Capital).  Section 6.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.3

Minimum Risk-Based Capital.  PLIC shall, as of the last day of each calendar quarter, have a Risk Based Capital Ratio of not less than 3.25 to 1.

1.6

Amendment to add Section 6.5 (Minimum Statutory Surplus).  Article VI is hereby amended by inserting a new Section 6.5 at the end thereof as follows:

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6.5

Minimum Statutory Surplus.  PLIC shall, as of the last day of each calendar quarter, have a Statutory Surplus of not less than $650,000,000.

1.7

Amendment to add Section 6.6 (Minimum Parent Cash Flow Coverage).  Article VI is hereby amended by inserting a new Section 6.6 at the end thereof as follows:

6.6

Minimum Parent Cash Flow Coverage.  The Borrowers will not permit the ratio of Available Parent Cash Flow to Adjusted Parent Expenses as of the last day of any fiscal quarter to be less than 1.0 to 1.0.

1.8

Amendment to Section 7.5  (Restricted Payments).  Section 7.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.5

Restricted Payments.  The Parent shall not, declare or pay any dividend or other distribution on account of its equity securities or directly or indirectly, through a subsidiary or otherwise, purchase, redeem or otherwise acquire or retire any such equity securities if after giving effect thereto a Default or Event of Default shall have occurred and be continuing; provided that the consideration for all purchases, redemptions, retirements or acquisitions of any such equity securities shall not exceed $1,000,000 in aggregate from and after November 1, 2008. The Parent will not permit any Subsidiary (other than a Subsidiary formed in connection with a transaction of the type described in Section 7.2(c)(iii) to enter into, or permit to remain outstanding, any agreement prohibiting or limiting the amount of dividends or other distributions which it may make to the holders of its equity securities.

ARTICLE II

WAIVER

Upon the Amendment Effective Date (as defined below) the Lenders hereby waive the Borrowers’ noncompliance with the requirements of Section 6.2(a) (Minimum Consolidated Net Worth) of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) for the period prior to the Amendment Effective Date.

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ARTICLE III

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)

The Administrative Agent shall have received, dated as of the Amendment Effective Date, an executed counterpart hereof from each of the Borrowers and the Required Lenders.

(b)

The Borrowers shall have paid to the Administrative Agent, for the benefit of each Lender who approves this Amendment a nonrefundable fee in the amount of 0.125% of each such approving Lender’s aggregate Commitment, which fee shall be deemed fully earned as of the Amendment Effective Date.

(c)

The Borrowers shall have paid to the Arranger the other fees required under the engagement letter from the Arranger to the Borrowers, dated as of November 1, 2008.

(d)

The Borrowers shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

ARTICLE IV

CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

The Borrowers hereby represent and warrant, on the date hereof and as of the Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of such date, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this Amendment has been duly authorized, executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable against it in accordance with its terms and (iii) no Default or Event of Default (other than any Default or Event of Default for periods prior to the Amendment Effective Date as expressly waived in Article III herein) shall have occurred and be continuing on the Amendment Effective Date, both immediately before and after giving effect to this Amendment.

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ARTICLE V

ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWERS

The Borrowers hereby confirm and agree that, after giving effect to this Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Borrowers in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if the Borrowers have any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment.  This acknowledgement and confirmation by the Borrowers is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and the Borrowers acknowledge that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE VI

MISCELLANEOUS

6.1

Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

6.2

Full Force and Effect.  Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.  As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment.  Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby.  This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

6.3

Expenses.  The Borrowers agree on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

6.4

Severability.  To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be

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ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

6.5

Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

6.6

Construction.  The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

6.7

Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

THE PHOENIX COMPANIES, INC.

By:	/s/ Daniel J. Moskey
Title:	Vice President and Treasurer

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ Daniel J. Moskey
Title:	Vice President and Treasurer

(signatures continued)

First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent and as a
Lender

By:	/s/ William R. Goley
Title:	Director

First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company

THE BANK OF NEW YORK, as Syndication
Agent and as a Lender

By:	/s/ Richard G. Shaw
Title:	Vice President

First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company

BMO CAPITAL MARKETS FINANCING, INC.,
as Documentation Agent and as a Lender

By:	/s/ Michael D. Pincus
Title:	Managing Director

First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company

JPMORGAN CHASE BANK, N.A., as
Documentation Agent and as a Lender

By:	/s/ Melvin Jackson
Title:	Vice President

First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company

PNC BANK, NATIONAL ASSOCIATION, as
Documentation Agent and as a Lender

By:	/s/ David K. Seagers
Title:	Vice President

First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company

FIFTH THIRD BANK, N.A., as a Lender

By:	/s/ Michael Mendenhall
Title:	Vice President

First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company

STATE STREET BANK AND TRUST
COMPANY, as a Lender

By:	/s/ Edward M. Anderson
Title:	Vice President

First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company

WEBSTER BANK, as a Lender

By:	/s/ Lawrence Davis
Title:	Vice President

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First Amendment to First Amended and Restated Credit Agreement

The Phoenix Companies, Inc./Phoenix Life Insurance Company